UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

November 24, 2004
____________________________

FORGENT NETWORKS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification No.)

108 Wild Basin Road
Austin, Texas 78746
(Address of principal executive offices and zip code)

(512) 437-2700
(Registrant’s telephone
number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 1 — Registrant’s Business and Operations

Item 1.01      Entry into a Material Definitive Agreement

     Information required by Item 1.01 is contained in Item 2.01 below which is incorporated herein by reference.

Section 2 — Financial Information

Item 2.01      Completion of Acquisition or Disposition of Assets

     On November 24, 2004, the Registrant entered into an Asset Purchase Agreement pursuant to which it sold certain patents, patent applications and documentation to Tandberg Telecom AS (Tandberg) related to the management and scheduling, planning and execution of audio, video and web conferencing. The Registrant also sold the ALLIANCE software suite which is designed for advanced scheduling and conferencing management. In addition, the Registrant released Tandberg from and agreed not to assert claims related to the Registrant’s retained patents and intellectual property. The Registrant received approximately $3.75 million in cash as consideration.

Section 9 — Financial Statements and Exhibits

Item 9.01(c)	Exhibits

2.2*	Asset Purchase Agreement dated November 24, 2004 by and between Forgent Networks, Inc., and Tandberg Telecom AS (schedules and exhibits have been omitted pursuant to Item 6.02(b) of Regulation S-K and shall be furnished supplementally to the Securities and Exchange Commission upon request).

* Filed herewith

2

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORGENT NETWORKS, INC.
Date: November 30, 2004	By:	/s/ Richard N. Snyder Richard N. Snyder Chairman and Chief Executive Officer

3